Exhibit 99.1

ASTROTECH REPORTS FIRST QUARTER OF FISCAL YEAR 2021

FINANCIAL RESULTS

Austin, Texas – November 12, 2020 – Astrotech Corporation (NASDAQ: ASTC) reported its financial results for the first quarter of fiscal year 2021, which ended September 30, 2020.

In October, we completed two strategic capital raises for a total of $24.2 million, strengthening our balance sheet for our future growth. The financings allow for continued operating expenses and working capital as we increase sales of our TRACER 1000™ explosives trace detector (ETD) to DHL (Deutsche Post AG) and other customers in the security market, launch the AgLAB-1000-D2™ into the hemp and cannabis industry, and develop, in partnership with Cleveland Clinic, the BreathTest-1000™ to screen for volatile organic compound (VOC) metabolites found in a person’s breath that could indicate they may have an infection, including Coronavirus Disease 2019 (“COVID-19”) or the resulting disease, pneumonia.

In September, we announced the completion of non-detection testing with the US Transportation Security Administration (TSA), an important milestone that positions us well for detection testing, which is the final phase of TSA’s Air Cargo Screening Technology Qualification Test (ACSQT). Once detection testing is completed successfully, we understand that the TRACER 1000™ will be listed on the Air Cargo Screening Technology List (ACSTL) as an “approved” device and thereby approved for cargo sales in the United States. We also announced that we surpassed $1 million in purchase orders of our TRACER 1000 with an additional $1 million in future service and support commitments as we look to continue to gain market share in the domestic and international ETD markets.

“We are excited to have passed the $1 million milestone for our TRACER 1000 in October. We believe we offer the most advanced ETD on the market and we are excited to be nearing completion of detection testing with the TSA,” stated Thomas B. Pickens III, Chairman and Chief Executive Officer of Astrotech Corporation. “We are also thrilled to have entered into a partnership between BreathTech and Cleveland Clinic, one of the world’s leading breath analysis institutions. Dr. Dweik and his colleagues at Cleveland Clinic have successfully led many clinical trials applying mass spectrometry to identify unique metabolites using breath samples. We believe that our technology has the potential to play an important role in providing a quick, non-invasive, easy-to-use screening device that can be utilized in numerous locations including hospitals, nursing homes, schools, and airports as we look to get all of our lives back to normal again.”

First Quarter Fiscal Year 2021 Financial Highlights

Management continues efforts to optimize our resources while reducing cost and adding financial flexibility.

•	Commercial sales of the TRACER 1000 continued, leading to revenue of $140 thousand for the first quarter of fiscal 2021. Additional purchase orders have already been received.
•	SG&A expenses decreased $276 thousand, or 23.0%, and R&D expenses decreased $246 thousand, or 28.8%.
•	Monthly cash outlay for this fiscal year has been reduced to approximately $493 thousand, a 19.1% reduction from our cash outlay through the first three months of fiscal year 2020.
•	The Company terminated its corporate office lease in Austin, Texas, resulting in net cash savings of approximately $870 thousand over the next three years.

About Astrotech

Astrotech (NASDAQ: ASTC) is a science and technology development and commercialization company that launches, manages, and builds scalable companies based on innovative technology in order to maximize shareholder value.  1st Detect develops, manufactures, and sells trace detectors for use in the security and detection market. AgLAB is developing chemical analyzers for use in the agriculture market.  BreathTech is developing a breath analysis tool to provide early detection of lung diseases. Astrotech is headquartered in Austin, Texas. For information, please visit www.astrotechcorp.com.

About AgLAB-1000™ and BreathTest-1000™

This press release contains information about our new products under development, AgLAB-1000 and BreathTest-1000.  Product development involves a high degree of risk and uncertainty, and there can be no assurance that our new products will be successfully developed, achieve their intended benefits, receive full market authorization, or be commercially successful.  In addition, FDA approval will be required to market BreathTest-1000 in the United States.  Obtaining FDA approval is a complex and lengthy process, and there can be no assurance that FDA approval for BreathTest-1000 will be granted on a timely basis or at all.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, the severity and duration of the COVID-19 pandemic and its impact on the U.S. and worldwide economy, the timing, scope and effect of further U.S. and international governmental, regulatory, fiscal, monetary and public health responses to the COVID-19 pandemic, the Company’s use of proceeds from the common stock offerings, whether we can successfully complete the development of our new products and proprietary technologies, whether we can obtain the FDA and other regulatory approvals required to market our products under development in the United States or abroad, and whether the market will accept our products and services, as well as other risk factors and business considerations described in the Company’s Securities and Exchange Commission filings including the annual report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. In addition, any forward-looking statements included in this press release represent the Company’s views only as of the date of its publication and should not be relied upon as representing its views as of any subsequent date. The Company assumes no obligation to update these forward-looking statements.

Company Contact: Eric Stober, Chief Financial Officer, Astrotech Corporation, (512) 485-9530

Tables follow

ASTROTECH CORPORATION

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,
	2020	2019
Revenue	$140	$1
Cost of revenue	113	—
Gross profit	27	1
Operating expenses:
Selling, general and administrative	926	1,202
Research and development	609	855
Disposal of corporate lease	544	—
Total operating expenses	2,079	2,057
Loss from operations	(2,052)	(2,056)
Interest and other expense, net	(59)	(12)
Loss from operations before income taxes	(2,111)	(2,068)
Income tax benefit	—	—
Net loss	$(2,111)	$(2,068)
Weighted average common shares outstanding:
Basic and diluted	7,719	5,591
Basic and diluted net loss per common share:
Net loss	$(0.27)	$(0.37)
Total comprehensive loss	$(2,111)	$(2,068)

ASTROTECH CORPORATION

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

	September 30, 2020	June 30, 2020
Assets
Current assets
Cash and cash equivalents	$1,853	$3,349
Accounts receivable	52	101
Inventory:
Raw materials	114	416
Work-in-process	337	38
Finished goods	161	222
Income tax receivable	—	429
Prepaid expenses and other current assets	283	117
Total current assets	2,800	4,672
Property and equipment, net	100	99
Assets held for disposal	—	237
Operating leases, right-of-use assets, net	287	851
Other assets	—	71
Total assets	$3,187	$5,930
Liabilities and stockholders’ equity (deficit)
Current liabilities
Accounts payable	75	239
Payroll related accruals	473	433
Accrued expenses and other liabilities	676	627
Income tax payable	2	2
Term note payable - related party	2,500	2,500
Term note payable	330	210
Lease liabilities	198	339
Total current liabilities	4,254	4,350
Term note payable, net of current portion	211	332
Lease liabilities, net of current portion	166	623
Other liabilities	—	—
Total liabilities	4,631	5,305
Commitments and contingencies
Stockholders’ equity (deficit)
Convertible preferred stock, $0.001 par value, 2,500,000 shares authorized; 280,898 shares of Series D issued and outstanding at September 30, 2020 and June 30, 2020	—	—
Common stock, $0.001 par value, 50,000,000 shares authorized; 8,243,686 and 8,250,286 shares issued at September 30, 2020 and June 30, 2020, respectively; 7,843,770 and 7,850,362 shares outstanding at September 30, 2020 and June 30, 2020, respectively	190,599	190,599
Treasury stock, 399,916 shares at cost at September 30, 2020 and June 30, 2020	(4,129)	(4,129)
Additional paid-in capital	13,976	13,934
Accumulated deficit	(201,890)	(199,779)
Total stockholders’ equity (deficit)	(1,444)	625
Total liabilities and stockholders’ equity (deficit)	$3,187	$5,930